                                             Registration No.  333-_________

   As filed with the Securities and Exchange Commission on February 27, 1998
________________________________________________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             __________________

                        SYBRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

             WISCONSIN                                   22-2849508
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

411 East Wisconsin Avenue, 24th Floor
       Milwaukee, Wisconsin                                 53202
(Address of Principal Executive Offices)                  (ZIP Code)

                             __________________

               AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                             __________________

                                                         Copy to:
              R. JEFFREY HARRIS, ESQ.               BRUCE C. DAVIDSON, ESQ.
              Vice President - General                  Quarles & Brady
               Counsel and Secretary                 411 East Wisconsin Avenue
          SYBRON INTERNATIONAL CORPORATION          Milwaukee, Wisconsin 53202
       411 East Wisconsin Avenue, 24th Floor
             Milwaukee, Wisconsin 53202

                    (Name and address of agent for service)

                                 (414) 274-6600
         (Telephone number, including area code, of agent for service)


_________________________________________________________________________________________________________________
                                                                                 PROPOSED
                                                            PROPOSED              MAXIMUM
 TITLE OF SECURITIES                                        MAXIMUM              AGGREGATE         AMOUNT OF
        TO BE                     AMOUNT TO BE           OFFERING PRICE          OFFERING        REGISTRATION
      REGISTERED                   REGISTERED              PER SHARE             PRICE(2)             FEE
----------------------          ----------------       -----------------      --------------  -------------------
   Common Stock,
par value $0.01 per share      4,800,000 shares(1)      $26.21875(2)(3)        $125,850,000        $37,126

____________________________________________________________________________________________________________________________________
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

(1) The Plan provides for possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common
        Stock. This Registration Statement therefore covers, in addition to the above stated 4,800,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.
        All share amounts reflected herein have been adjusted for the effect of the 2-for-1 stock split declared by the Registrant's Board of Directors on January 30, 1998 and paid on February 20, 1998 to shareholders of record on February 12, 1998.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange
        Composite Tape on February 23, 1998.

(3) The actual offering price will be determined in accordance with the terms of the Plan; provided that it shall be not less than 100% of the Fair Market Value of Registrant Common Stock on the date on which the option is granted.

________________________________________________________________________________






                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the same employee benefit plan are effective, the contents of the following documents filed by Sybron International Corporation (successor to Sybron Corporation) (the "Registrant") with the Securities and Exchange Commission (Commission File No. 1-11091) are incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form S-8 filed on January 14, 1994 (Registration No. 33-74112) relating to the Registrant's 1993 Long-Term Incentive Plan, as amended by Post-Effective Amendment No. 1 thereto filed on February 1, 1994.

         (b) The Registrant's Registration Statement on Form S-8 filed on July 21, 1995 (Registration No. 33-94822) relating to the Registrant's Amended and Restated 1993 Long-Term Incentive Plan.

ITEM 8.  EXHIBITS.

         See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 27, 1998.

                                  SYBRON INTERNATIONAL CORPORATION
                                  (Registrant)


                                  By: /s/ R. Jeffrey Harris
                                      _____________________
                                      R. Jeffrey Harris
                                  Vice President - General Counsel and Secretary

                              ____________________

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Yontz, Dennis Brown and R. Jeffrey Harris, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                             _____________________

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

SIGNATURE                                          TITLE

/s/ Kenneth F. Yontz                    Chairman of the Board, President
_______________________                 and Chief Executive Officer and Director
Kenneth F. Yontz                        (Principal Executive Officer of the
                                        Registrant)

/s/ Dennis Brown                        Vice President - Finance,
_______________________                 Chief Financial Officer and
Dennis Brown                            Treasurer (Principal Financial Officer
                                        and Principal Accounting Officer of
                                        the Registrant)

/s/ Don H. Davis, Jr.                   Director
________________________
Don H. Davis, Jr.

/s/ Christopher L. Doerr                Director
________________________
Christopher L. Doerr

/s/ Robert B. Haas                      Director
________________________
Robert B. Haas

/s/ Thomas O. Hicks                     Director
________________________
Thomas O. Hicks

/s/ William U. Parfet                   Director
_______________________
William U. Parfet

/s/ Joe L. Roby                         Director
_______________________
Joe L. Roby

/s/ Richard W. Vieser                   Director
_______________________
Richard W. Vieser

______________________

         * Each of these signatures is affixed as of February 27, 1998.

                        SYBRON INTERNATIONAL CORPORATION
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 1-11091)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT



                 EXHIBIT               DESCRIPTION                       INCORPORATED HEREIN                 FILED HEREWITH
                  NUMBER                                                   BY REFERENCE TO

                4.1         Amended and Restated Articles of
                            Incorporation of the Registrant                                                        X

                4.2         Bylaws of the Registrant                    Exhibit C to Sybron Corporation's
                                                                        Proxy Statement dated December 17,
                                                                        1993 for its Annual Meeting of
                                                                        Stockholders on January 19, 1994

                5           Opinion of Counsel                                                                     X


                23.1        Consent of KPMG Peat Marwick                                                           X
                            LLP

                23.2        Consent of Counsel                                                             Contained in Opinion
                                                                                                           filed as Exhibit 5

                24          Powers of Attorney                                                             Contained in Signatures
                                                                                                           Page to this
                                                                                                           Registration Statement

                99          Amended and Restated 1993 Long-             Exhibit A to
                            Term Incentive Plan                         the Registrant's Proxy
                                                                        Statement dated
                                                                        December 23, 1997
                                                                        for its Annual Meeting of
                                                                        Shareholders on January 30, 1998






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